UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Ellis Road Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange

Item 8.01	Other Events

On September 9, 2026, IQVIA Holdings Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, IQVIA Inc. (the “Issuer”), intends to raise $2,000,000,000 in gross proceeds through an offering of senior notes due 2034 (the “Notes Offering”) and intends to use the proceeds to redeem in full the Issuer’s Senior 5.000% Notes due 2026, to repay a portion of the outstanding indebtedness under the Issuer’s revolving credit facility and to pay fees and expenses related to the Notes Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 9, 2026, the Issuer entered into a purchase agreement with the representative of the purchasers named therein, relating to the issuance and sale of $2,000,000,000 in aggregate principal amount of senior notes due 2034 bearing interest at a rate of 6.375% per annum. The consummation of the Notes Offering, which is expected to occur on or about September 23, 2026, is subject to the satisfaction of customary closing conditions. The Company also issued a press release announcing the pricing of the Notes Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Launch press release dated September 9, 2026

99.2	Pricing press release dated September 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2026

IQVIA HOLDINGS INC.

By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Executive Vice President and General Counsel